                                                                     EXHIBIT 4.2



________________________________________________________________________________





                               WARRANT AGREEMENT

                                    BETWEEN

                            WAXMAN INDUSTRIES, INC.

                                      AND

                         THE HUNTINGTON NATIONAL BANK,
                                as Warrant Agent


                            _______________________




                            Dated as of May 20, 1994





________________________________________________________________________________

                      WARRANT AGREEMENT (the "Agreement"), dated as of May 20, 1994, between Waxman Industries, Inc., a Delaware corporation (together with any successors and assigns, the "Company"), and The Huntington National Bank, a National Association, as Warrant Agent (the "Warrant Agent").

                      WHEREAS, the Company proposes, upon the terms and subject to the conditions set forth in the Private Offer to Exchange and Consent Solicitation dated April 21, 1994, as amended and supplemented, and the related Consent and Letter of Transmittal to (x) offer to exchange for $50,000,000 aggregate principal amount of its 13 3/4% Senior Subordinated Notes due 1998 (the "Notes"), 1 Unit per $1,000 principal amount of Notes (the "Units"), each Unit consisting of $1,856 aggregate principal amount at maturity of the Company's 12 3/4% Senior Secured Deferred Coupon Notes Due 2004 (the "Deferred Coupon Notes") and 59 warrants (the "Warrants"), each Warrant entitling its holder to initially acquire one share of Common Stock, par value $.01 per share (the "Common Stock"), of the Company (the "Warrant Shares") and (y) solicit holders of Notes to consent to waivers of and amendments to certain of the provisions in the indenture governing the Notes.

                      WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to so act in connection with the issuance, division, transfer, exchange and exercise of Warrants.

                      NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

                      SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

                      SECTION 2.  WARRANT CERTIFICATES; EXECUTION; REGISTRATION.

                      2.1. WARRANT CERTIFICATES; EXECUTION OF WARRANTS. The Warrants will initially be issued either in global form (the "Global Warrants"), substantially in the form of Exhibit A (including footnote 1 thereto) or in registered form as definitive Warrant certificates ("Definitive Warrants"). Any certificates (the "Warrant Certificates") evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto.
Such Global Warrants shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Warrant to reflect the amount of any increase or decrease in the amount of outstanding Warrants represented thereby shall be made by the Warrant Agent and the Depositary specified in the next succeeding sentence (the "Depositary") in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depositary with respect to the Global Warrants until a successor shall be appointed by the Company and the Warrant Agent.
Upon written request, a Warrant holder may receive from the Depositary and Warrant Agent Definitive Warrants as set forth in Section 4 below.

                      The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, President or one of its Vice Presidents. The signature of any such officers on the Warrant Certificates may be manual or facsimile.

                      In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                      Each Warrant Certificate shall be dated the date it is countersigned by the Warrant Agent.

                      2.2. REGISTRATION. The Warrant Agent, on behalf of the Company, shall number and register Warrant Certificates in a register (the "Warrant Register") as they are issued by the Company. The Company and the Warrant Agent shall be entitled to treat the registered owner of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person.

                      2.3. COUNTERSIGNATURE OF WARRANTS. The Warrants shall be manually countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrants may be countersigned, however, by the Warrant Agent (or by its successor as warrant agent hereunder) and may be delivered by the Warrant Agent, notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company, countersign, issue and deliver Warrants entitling the Holders thereof to purchase not more than 2,950,000 Warrant Shares (subject to adjustment pursuant to Section 10 hereof) and shall countersign and deliver Warrants as otherwise provided in this Agreement.

                      SECTION 3.  TRANSFER AND EXCHANGE OF WARRANTS.

                      The Warrant Agent shall from time to time, subject to the limitations of Section 4 and Section 5.3, register the transfer of any outstanding Warrants upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Subject to the terms of this Agreement, each Warrant Certificate may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitle each Holder to purchase. Any Holder desiring to exchange a Warrant Certificate or Certificates shall make such request in writing delivered to the Warrant Agent, and shall surrender, duly endorsed or accompanied (if so required by the Warrant Agent) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, the Warrant Certificate or Certificates to be so exchanged.

                      Upon registration of transfer, the Warrant Agent shall countersign and deliver by certified mail a new Warrant Certificate or Certificates to the persons entitled thereto. The Warrant Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office of the Warrant Agent's agent, Bank of New York, 101 Barclay Street, New York, New York for another Warrant Certificate, or other Warrant Certificates of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares.

                      No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

                      SECTION 4.  REGISTRATION OF TRANSFERS AND EXCHANGES.

                      4.1. TRANSFER AND EXCHANGE OF DEFINITIVE WARRANTS. When Definitive Warrants are presented to the Warrant Agent with a request:

              (a)     to register the transfer of the Definitive Warrants; or

              (b) to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements under this Warrant Agreement and applicable law for such transactions are met; PROVIDED, HOWEVER, that the Definitive Warrants presented or surrendered for registration of transfer or exchange:

              (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing; and

              (y) in the case of Warrants the offer and sale of which have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are presented for transfer or exchange prior to (x) the date which is three years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Warrant, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Warrants shall be accompanied, in the sole discretion of the Company or the Warrant Agent, by the following additional information and documents, as applicable:

                      (A) if such Warrant is being delivered to the Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto); or

                      (B) if such Warrant is being transferred to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act, delivery of a Certificate of Transfer (in the form of Exhibit C hereto) opinion of counsel, certification (in substantially the form of Exhibit B hereto) and/or such other information satisfactory to the Warrant Agent and Company to the effect that such transfer is in compliance with the Securities Act; or

                      (C) if such Warrant is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel and/or such other information satisfactory to the Company and to the Warrant Agent to the effect that such transfer is in compliance with the Securities Act.

                      4.2. RESTRICTIONS ON TRANSFER OF A DEFINITIVE WARRANT FOR A BENEFICIAL INTEREST IN A GLOBAL WARRANT. A Definitive Warrant may not be exchanged for a beneficial interest in a Global Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with:

                      (A) certification that such Definitive Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                      (B) written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the aggregate amount of the Warrants represented by the Global Warrant, then the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrant Shares represented by the Global Warrant to be increased accordingly. If no Global Warrant is then outstanding, the Company shall issue and the Warrant Agent shall authenticate a new Global Warrant in the appropriate amount.

                      4.3. TRANSFER AND EXCHANGE OF GLOBAL WARRANTS. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

                      4.4. TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL WARRANT FOR A DEFINITIVE WARRANT.

              (a) Any person having a beneficial interest in a Global Warrant may upon request exchange such beneficial interest for a Definitive Warrant. Upon receipt by the Warrant Agent of written instructions (or such other form of instructions as is customary for the Depositary) from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant and upon receipt by the Warrant Agent of a written order (or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest) containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date with respect to a Warrant the offer and sale of which has not been registered under the Securities Act, in the sole discretion of the Company or the Warrant Agent, the following additional information and documents:

                      (A) If such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit B hereto); or

                      (B) if such Warrant is being transferred to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act, delivery of a Certificate of Transfer (in the form of Exhibit C hereto) and an opinion of counsel, certification (in substantially the form of Exhibit B hereto) and/or such other information satisfactory to the Warrant Agent and Company to the effect that such transfer is in compliance with the Securities Act; or

                      (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an opinion of counsel and/or such other information satisfactory to the Company and to the Warrant Agent to the effect that such transfer is in compliance with the Securities Act, then the Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the

                      Warrant Agent, the aggregate amount of the Global Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate (as defined below), the Warrant Agent will authenticate and deliver to the transferee a Definitive Warrant.

              (b) Definitive Warrants issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 4.4 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent in writing. The Warrant Agent shall deliver such Definitive Warrants to the persons in whose names such Warrants are so registered.

                      4.5. RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL WARRANTS. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in Section 4.6), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                      4.6. AUTHENTICATION OF DEFINITIVE WARRANTS IN ABSENCE OF DEPOSITARY. If at any time:

              (a) the Depositary for the Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant and a successor Depositary for the Global Warrant is not appointed by the Company within 90 days after delivery of such notice; or

              (b) the Company, at its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company will execute, and the Warrant Agent, upon receipt of an officers' certificate signed by two officers of the Company (one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "Officers' Certificate") requesting the authentication and delivery of Definitive Warrants, will authenticate and deliver Definitive Warrants, in an aggregate number equal to the aggregate number of warrants represented by the Global Warrant, in exchange for such Global Warrant.

                      4.7.  LEGENDS.

              (a) Except as permitted by the following paragraph (b), each Warrant Certificate evidencing the Global Warrants and the Definitive Warrants (and all Warrants issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:


                      NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NONE OF THIS SECURITY, THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, OR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO (X) THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE

                      THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS
                      (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE
                      SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
                      (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE WARRANT AGENT'S RIGHT IN THEIR SOLE DISCRETION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE
                      (E), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED AS EXHIBIT C TO THE WARRANT AGREEMENT (A COPY OF WHICH CAN BE OBTAINED FROM THE WARRANT AGENT) IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                      THESE SECURITIES HAVE BEEN OFFERED AS PART OF A UNIT. EACH OF THE UNITS CONSISTS OF $1,856 PRINCIPAL AMOUNT AT MATURITY OF DEFERRED COUPON SENIOR SECURED NOTES DUE 2004 (THE "DEFERRED COUPON NOTES") OF THE COMPANY AND 59 WARRANTS, EACH WARRANT INITIALLY EXERCISABLE TO PURCHASE 1 SHARE OF COMMON STOCK OF THE COMPANY. THE DEFERRED COUPON NOTES AND WARRANTS WILL NOT BE TRANSFERABLE BY A HOLDER THEREOF SEPARATELY FROM EACH OTHER UNTIL JULY 19, 1994.

              (b) Upon any sale or transfer of a Warrant pursuant to Rule 144 under the Securities Act or an effective registration statement under the Act:

                      (A) in the case of any Definitive Warrant, the Warrant Agent shall permit the holder thereof to exchange such Warrant for a Definitive Warrant that does not bear the first two paragraphs of the legend set forth above and rescind any related restriction on the transfer of such Warrant; and

                      (B) any such Warrant represented by a Global Warrant shall not be subject to the provisions set forth in (a) above (such sales or transfers being subject only to the provisions of Section 4.3 hereof); PROVIDED, HOWEVER, that with respect to any request for an exchange of a Warrant that is represented by a Global Warrant for a Definitive Warrant that does not bear the first two paragraphs of the legend set forth above, which request is made in reliance upon Rule 144, the holder thereof shall certify in writing to the Warrant Agent that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

              (c) Upon original issuance prior to the Resale Restriction Termination Date, each Warrant Share or other securities issued upon exercise of the Warrants shall bear the following legend:

                               THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER
                      THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                               THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE
                      HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO (X) THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT

                      WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1),
                      (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY'S COMMON STOCK (THE "TRANSFER AGENT") IN THEIR SOLE DISCRETION PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D), (E) OR (F) TO REQUIRE THE DELIVERY OF OPINIONS OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF THE FOREGOING CLAUSE
                      (E), TO REQUIRE THAT A CERTIFICATE OF TRANSFER CONTAINING, AMONG OTHER THINGS, REPRESENTATIONS AS TO SUCH TRANSFEREE'S STATUS AS AN "ACCREDITED INVESTOR" (A COPY OF WHICH CAN BE OBTAINED FROM THE TRANSFER AGENT) IS COMPLETED AND DELIVERED BY THE TRANSFEREE TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                      4.8. CANCELLATION AND/OR ADJUSTMENT OF A GLOBAL WARRANT. At such time as all beneficial interests in a Global Warrant have either been exchanged for Definitive Warrants, redeemed, repurchased or cancelled, such Global Warrant shall be returned to or retained and cancelled by the Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Warrant is exchanged for Definitive Warrants, redeemed, repurchased or cancelled, the number of Warrants represented by such Global Warrant shall be reduced and an endorsement shall be made on such Global Warrant, by the Warrant Agent to reflect such reduction.

                      4.9. OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF DEFINITIVE WARRANTS.

                      (a) To permit registrations of transfers and exchanges, the Company shall execute, at the Warrant Agent's request, and the Warrant Agent shall authenticate Definitive Warrants and Global Warrants.

                      (b) All Definitive Warrants and Global Warrants issued upon any registration, transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement as the Definitive Warrants or Global Warrants surrendered upon the registration of transfer or exchange.

                      (c) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

                      SECTION 5. TERM OF WARRANTS; EXERCISE OF WARRANTS; SEPARATION OF WARRANTS.

                      5.1. TERM OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time from and including July 19, 1994 to and including 5:00 p.m., New York City time on June 1, 2004 (the "Exercise Period"), to receive from the Company the number of Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price (as defined below) then in effect for such Warrant Shares, and the Warrant Shares issued to a Holder upon exercise of its Warrants shall be validly issued, fully paid, nonassessable and not subject to any preemptive rights. Each Warrant not exercised prior to the expiration of the Exercise Period shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to dividends will be made upon exercise of the Warrants.

                      5.2. EXERCISE OF WARRANTS. During the Exercise Period, each Holder may exercise some or all of the Warrants represented by its Warrant Certificate(s) by (i) surrendering to the Company at the principal office of the Warrant Agent such certificate(s) with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and (ii) paying to the Warrant Agent for the account of the Company the exercise price set forth in the form of Warrant Certificate attached hereto as Exhibit A, as adjusted pursuant to Section 10 hereof (the "Exercise Price"), for the number of Warrant Shares in respect of which such Warrants are then exercisable. Warrants shall be deemed exercised on the date such Warrant Certificate(s) are surrendered to the Warrant Agent and payment of the Exercise Price is made. Payment of the aggregate Exercise Price shall be made in cash by wire transfer to the Warrant Agent for the account of the Company or by certified or official bank check to the order of the Company or by any combination thereof. In addition to the foregoing, the Company may accept in payment of the Exercise Price any other consideration in lieu of cash as the Company may agree with the Holder of such Warrants and the Company shall give the Warrant Agent written notice of the terms of any such agreement.

                      Subject to the provisions of Section 6 hereof, upon the exercise of any Warrants, the Company shall issue and cause to be delivered with all reasonable dispatch, and in any event within four days, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are not open for business (each a "business day"), to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants and shall take such other actions as are necessary to complete the exercise of the Warrants. The certificate or certificates representing such Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date the Warrants are deemed exercised. The Company covenants that each Warrant Share, when issued upon exercise of the Warrants, will be validly issued, fully paid and non-assessable, will not have been issued in violation of any preemptive rights and will be free from all liens, charges, security interests and, subject to
Section 6, taxes.

                      The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part (provided that Warrants shall be exercisable in multiples of 100 Warrants unless all of the Warrants evidenced by a particular Warrant Certificate are being exercised) and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on the exercise of such Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 2.3 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                      All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company in accordance with its written instructions to the Warrant Agent. The Warrant Agent shall pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants within two business days of receipt thereof and concurrently account to the Company with respect to such exercise.

                      The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of the Agreement as the Warrant Agent may request.

                      5.3. SEPARATION OF WARRANTS. The Deferred Coupon Notes and Warrants will not be separately transferable prior to July 19, 1994.

                      SECTION 6. PAYMENT OF TAXES. The Company will pay all documentary stamp and other like taxes, if any, attributable to the initial issuance or delivery of any Warrant Certificates or Warrant Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant Certificates or issuance or delivery of certificates for Warrant Shares in a name other than that of the Holder of such Warrant Certificates or Warrant Shares, respectively, and the Warrant Agent shall not register any such transfer or issue any such Warrant Certificates or Warrant Shares unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the satisfaction of the Company that such tax, if any, has been paid.


                      SECTION 7. MUTILATED OR MISSING WARRANTS. In the event that any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate or in lieu of and substitution for the

Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and an indemnity or bond, if requested by them, also satisfactory to them.

                      SECTION 8.  RESERVATION OF WARRANT SHARES

                      8.1. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants. The transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants (each, a "Transfer Agent") will be and are hereby irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from the Transfer Agent the stock certificates for Warrant Shares required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants are duly authorized and will, upon issuance thereof as provided herein, be validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will itself provide or otherwise make available any cash which may be payable as provided in
Section 11. The Company will furnish to such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 10.3 hereof. The Company will give the Warrant Agent notice of any change in the Transfer Agent or any change of address of the Transfer Agent.

                      Before taking any action which would cause an adjustment pursuant to Section 10 reducing the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any and all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                      SECTION 9. STOCK EXCHANGE LISTINGS. The Company shall use its best efforts to list the Warrant Shares on each national securities exchange and market on which the Common Stock may at any time be listed, subject to official notice of issuance upon the exercise of the Warrants, and shall use its best efforts to maintain such listing, so long as any other shares of its Common Stock shall be so listed; and the Company shall use its best efforts to so list on each national securities exchange and market, and shall use its best efforts to maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of the Warrants if and so long as any shares of capital stock of the Company which are of the same class and substantially similar to such shares shall be listed on such national securities exchange or market by the Company. Any such listing shall be at the Company's expense.

                      In the event that, at any time during the Exercise Period, the Common Stock is not listed on any principal securities exchange or market within the United States of America, the Company will use its best efforts to permit the Warrant Shares to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the Private Offering, Resales and Trading through Automated Linkages market.

                      SECTION 10. ADJUSTMENT OF EXERCISE PRICE, NUMBER OF WARRANT SHARES AND SHARES OF CAPITAL STOCK WARRANTS ARE EXERCISABLE INTO. The number and kind of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

                      10.1.  MECHANICAL ADJUSTMENTS.

                      (a) ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. In case the Company shall (i) pay a dividend on the Common Stock in shares of its Common Stock or make any other distribution of shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the number of Warrant Shares which he would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto.

                      An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Such adjustment shall be made successively whenever such a payment, subdivision or combination is made.

                      (b) ADJUSTMENT FOR OTHER DISTRIBUTIONS. In case the Company shall distribute to all holders of its shares of Common Stock evidences of its indebtedness (other than Convertible Securities), assets (excluding cash dividends or distributions payable out of consolidated retained earnings and dividends or distributions referred to in paragraph (a) above or in the paragraph immediately following this paragraph), shares of capital stock (other than Common Stock), or rights, options or warrants containing the right to subscribe for or purchase debt securities, assets or securities of the Company (other than Convertible Securities or shares of Common Stock) (collectively "Assets"), then in each case the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the market price per share of Common Stock (as defined in paragraph (f) below) on the date of such distribution, and the denominator of which shall be such market price per share of Common Stock less the fair value as of such record date (as determined in good faith by the Board of Directors of the Company) of the portion of the Assets applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution. A reclassification of the Common Stock (other than a change in par value, from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 10.1(b) and, if the outstanding shares of Common Stock shall be changed into larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 10.1(a).

                      No adjustment shall be made pursuant to this paragraph
(b) unless, on the record date for such distribution, the market price per share of Common Stock exceeds the fair market value of the Assets applicable to each outstanding share of Common Stock. In the event, and each time, that the Company distributes Assets to all holders of its Common Stock and the market price per share of Common Stock on the record date for such distribution is less than or equal to the fair market value of the Assets applicable to each share of outstanding Common Stock on such date, the Company shall either (i) distribute Assets to the Holders of record on the record date for such distribution when such Assets are distributed to the holders of Common Stock as though all Warrants had been exercised as of such record date or (ii) deposit such Assets in trust with a trustee. If the Company elects to distribute Assets to the Holders, the Company shall, on the date Assets are distributed to holders of Common Stock, distribute to each Holder of record the Assets that it would have been entitled to receive on such date if it had exercised its Warrants immediately prior to the record date for such distribution. If, however, the Company elects to deposit the Assets due Holders in trust, the Company shall, on the date Assets are distributed to holders of Common Stock, place in trust the Assets that all Holders would have been entitled to receive on such date if all of their Warrants had been exercised immediately prior to the record date for such distribution; and each Holder shall be entitled upon exercise of its Warrants to receive the Common Stock issuable upon exercise thereof, the Assets placed in trust in respect of such Warrants, and the interest and dividends paid on such Assets since being placed in trust. In the event any Warrants have not been exercised during the Exercise Period, any assets remaining in such trust after distributions have been made in respect of Warrants exercised shall be returned to the Company.

                      In the event of a distribution by the Company to all holders of its shares of Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant, the Holder of each Warrant, upon the exercise thereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if such Holder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 10.1.

                      For all purposes of this Section 10 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                      (c) ADJUSTMENT FOR COMMON STOCK ISSUE. If at any time the Company shall (except as hereinafter provided) issue or sell any shares of Common Stock for consideration in an amount per share of Common Stock less than the then current market price per share of Common Stock (as defined in paragraph (f) below), then (i) the number of Warrant Shares purchaseable upon the exercise of each Warrant shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which such Warrant is exercisable immediately prior to such issue or sale by a fraction
(A) the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, and (B) the denominator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, and (2) the aggregate consideration received from the issuance or sale of such additional shares of Common Stock divided by the market price (as defined in paragraph (f) below) immediately prior to such issue or sale, PROVIDED, HOWEVER, that no adjustment shall be made pursuant to this Section 10.1(c) upon the issuance of Common Stock (i) in a bona fide public offering pursuant to a firm commitment underwriting or pursuant to Rule 144A under the Securities Act,
(ii) pursuant to any existing employee stock option, purchase or similar plan providing for options or other similar rights to purchase shares of Common Stock or (iii) upon the exercise of any warrants to purchase Common Stock issued pursuant to the Warrant Agreement dated as of September 17, 1991 between the Company and United States Trust Company of New York, as warrant agent. For the purposes of this 10.1(c), the date as of which the current market price per share of Common Stock shall be computed shall be the earlier of (a) the date on which the Company shall enter into a firm contract for the issuance of such shares of Common Stock or (b) the date of actual issuance of such shares of Common Stock.

                      (d) ISSUANCE OF WARRANTS OR OTHER RIGHTS. In the case the Company shall distribute to all holders of its shares of Common Stock or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities plus the price paid to the Company to acquire such warrants, other rights or Convertible Securities shall be less than the current market price per share of Common Stock (as defined in paragraph (f) below) in effect immediately prior to the time of such distribution, issue or sale, then the number of Warrant Shares purchasable upon the exercise of each Warrant shall be adjusted as provided in Section 10.1(c) on the basis that (i) the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to give effect to the conversion or exchange of all such Convertible Securities shall be deemed to be issued and outstanding, (ii) the price per share for such shares of Common Stock shall be deemed to be the lowest possible price per share in any range of prices per share at which such shares of Common Stock are available to such holders, and (iii) the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights PROVIDED, HOWEVER, that no adjustment shall be made pursuant to this Section 10.1(d) upon the issuance or sale of any warrants or other rights to subscribe for or purchase any shares of Common Stock or Convertible Securities pursuant to any existing employee stock option, purchase or similar plan. No further adjustments of the number of shares of Common Stock for which any such Warrant is exercisable shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities. For the purposes of this Section 10.1(d), the date as of which the current market price of Common Stock shall be computed shall be the earliest of (a) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such warrants or other rights, (b) the date on which the Company shall enter into a firm contract for the issuance of such warrants or other rights or (c) the date of actual issuance of such warrants or other rights.

                      (e) ADJUSTMENTS FOR ISSUANCE OF CONVERTIBLE SECURITIES. In the case the Company shall distribute to all holders of its shares of Common Stock or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange, plus the price paid to the Company to acquire such Convertible Security, shall be less than the current market price per share of Common Stock (as defined in paragraph (f) below), in effect immediately prior to the time of such distribution, issue or sale, then the number of Warrant Shares purchasable upon the exercise of each Warrant shall be adjusted as provided in Section 10.1(c) on the basis that (i) the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to be issued and outstanding, (ii) the price per share of such shares of Common Stock shall be deemed to be the lowest possible price in any range of prices at which such shares of Common Stock are available to such holders, and (iii) the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities, PROVIDED, HOWEVER, that no adjustment shall be made pursuant to this Section 10.1(e) upon the issuance of Convertible Securities (i) in a bona fide public offering pursuant to a firm commitment underwriting or pursuant to Rule 144 under the Securities Act or (ii) pursuant to any existing employee stock option, purchase or similar plan. No adjustment of the number of shares of Common Stock for which such Warrant is exercisable shall be made under this Section 10.1(e) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to 10.1(d). No further adjustments of the number of shares of Common Stock for which any such Warrant is exercisable shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments have been or are to be made pursuant to other provisions of this
Section 10, no further adjustments shall be made by reason of such issue or sale. For the purposes of this Section 10.1(e), the date as of which the current market price of Common Stock shall be computed shall be the earliest of (a) the date on which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any such Convertible Securities, (b) the date on which the Company shall enter into a firm contract for the issuance of such Convertible Securities or (c) the date of actual issuance of such Convertible Securities.

                      (f) CURRENT MARKET PRICE. For the purpose of any computation under paragraphs (c), (d) and (e) of this Section, the market price per share of Common Stock at any date shall be the average of the daily closing prices for 20 consecutive trading days preceding the date of such computation. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading, the average of the last reported sales price or in case no such reported sales take place on such day, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by National Association of Securities Dealers Automated Quotations ("NASDAQ") or NASDAQ/NMS or any comparable system or, if the Common Stock is not included for quotation in NASDAQ or NASDAQ/NMS or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company for that purpose. In the absence of one or more such quotations, the market price per share of the Common Stock shall be determined by the Board of Directors of the Company, in good faith.

                      (g) WHEN DE MINIMIS ADJUSTMENT MAY BE DEFERRED. No adjustment in the number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares purchasable upon the exercise of each Warrant; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-thousandth of a share.

                      (h) ADJUSTMENT IN EXERCISE PRICE. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

                      (i) WHEN NO ADJUSTMENT REQUIRED. No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made under paragraphs (b) and (d) and (e) if the Company issues or distributes to each Holder of Warrants the Assets, warrants or other rights or Convertible Securities referred to in those paragraphs which each Holder of Warrants would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto. No adjustment in the number of Warrant Shares purchasable upon the exercise of each Warrant need be made for sales of Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or to no par value of the Warrant Shares; PROVIDED, HOWEVER, that the Exercise Price shall at no time be less than the par value of the Common Stock of the Company, PROVIDED, FURTHER, that the Company shall reduce the par value of its Common Stock from time to time as necessary so that such par value shall not be more than the Exercise Price then in effect.

                      (j) SHARES OF COMMON STOCK. For all purposes of this Agreement, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph
(a) above, the Holders shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in paragraphs (a) through (i) herein, inclusive, above, this paragraph and the provisions of Section 5 and Sections 10.2 through 10.4, inclusive, with respect to the Warrant Shares, shall apply on like terms to any such other securities.

                      (k) EXPIRATION OF RIGHTS, WARRANTS OR CONVERTIBLE SECURITIES. Upon the expiration of any rights, warrants or Convertible Securities, if any thereof shall not have been exercised, exchanged or converted, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (A) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights or warrants or conversion or exchange of Convertible Securities and (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, conversion or exchange plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, warrants or Convertible Securities whether or not exercised, converted or exchanged, as the case may be; PROVIDED, HOWEVER, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, warrants or Convertible Securities.

                      (l) In the event of any issuance of securities by the Company for consideration in whole or in part in other than cash, the Board of Directors of the Company shall determine in good faith the value thereof which determination shall be conclusive and binding.

                      10.2. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at its option, at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company; PROVIDED, HOWEVER, the Company may not in any case increase the Exercise Price pursuant to this Section 10.2; PROVIDED, FURTHER, if the Company elects to reduce the then current Exercise Price, such reduction shall remain in effect for at least a 30 day period, after which time the Company may, at its option, reinstate the Exercise Price in effect immediately prior to such reduction.

                      10.3. NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Exercise Price of such Warrant Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of Warrant

Shares or other stock or property purchasable on exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

                      10.4. PRESERVATION OF PURCHASE RIGHTS UPON MERGER, CONSOLIDATION, ETC. In case of any consolidation of the Company with or merger of the Company with or into another corporation, the Company or such successor corporation shall execute with the Warrant Agent an agreement that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which such Holder would have owned or have been entitled to receive after the happening of such consolidation or merger had such Warrant been exercised immediately prior to such action; PROVIDED, HOWEVER, that no adjustment in respect of dividends, interest or other income on or from such shares or other securities and property shall be made during the term of a Warrant or upon the exercise of a Warrant. The Company shall mail by first class mail, postage prepaid, to each Holder notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. In addition, the Company will not merge or consolidate with or into any other corporation unless the successor corporation (if not the Company), shall expressly assume, by supplemental agreement reasonably satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company. The provisions of this Section 10.4 shall similarly apply to successive consolidations or mergers. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

                      10.5. STATEMENT ON WARRANTS. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                      SECTION 11. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant Certificate shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, despite the provisions of this Section 11, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the current market price (as defined in paragraph (f) of Section 10.1) for one share of the Common Stock multiplied by such fraction.

                      SECTION 12. NO RIGHTS AS STOCKHOLDERS; NOTICES TO HOLDERS. Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

                      SECTION 13. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 15 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in any such case Warrants shall have the full force provided in the Warrants and in this Agreement.

                      In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

                      SECTION 14. CONCERNING THE WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrant Certificates, shall be bound:

                      14.1. CORRECTNESS OF STATEMENTS. The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

                      14.2. BREACH OF COVENANTS. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant to be complied with by the Company.

                      14.3. PERFORMANCE OF DUTIES. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents and shall not be responsible for the misconduct or negligence of any agent (excluding any employee) appointed with due care.

                      14.4. RELIANCE ON COUNSEL. The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                      14.5. PROOF OF ACTIONS TAKEN. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board or President, a Vice President, the Treasurer or the Controller of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                      14.6. COMPENSATION. The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the performance of its duties under this Agreement, and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent's negligence or bad faith. The Company's obligations under this
Section 14.6 and any claim arising hereunder shall survive the resignation or removal of the Warrant Agent and the termination or discharge of the Company's obligations under this Agreement.

                      14.7. LEGAL PROCEEDINGS. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

                      14.8. OTHER TRANSACTIONS IN SECURITIES OF COMPANY. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants, or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                      14.9. LIABILITY OF WARRANT AGENT. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

                      14.10. RELIANCE ON DOCUMENTS. The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                      14.11. VALIDITY OF AGREEMENT. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, when issued, be validly issued, fully paid and nonassessable, or as to the Exercise Price or the number or amount of Warrant Shares or other securities or other property issuable upon exercise of any Warrant.

                      14.12. INSTRUCTIONS FROM COMPANY. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, a Vice President, the Controller or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or officers.

                      SECTION 15. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 60 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company, such notice to specify the date when removal shall become effective. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after such removal or notification in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then any Holder may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or such a court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $50,000,000. After appointment and acceptance of such appointment in writing, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former warrant agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.

Failure to file any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

                      SECTION 16. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

                      SECTION 17. NOTICES. Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first class, postage prepaid (a) to the Company, at its offices at 24460 Aurora Road, Bedford Heights, Ohio 44146, Attention: Chief Financial Officer or (b) to the Warrant Agent, at its Cleveland office at 917 Euclid Avenue, Cleveland, Ohio,
Attention: Corporate Trust Department. Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice to the other party.

                      Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses on the books of the Warrant Agent.

                      SECTION 18. FURNISHING INFORMATION. So long as the Warrants remain outstanding, the Company shall cause its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders to be mailed to the Holders, at their addresses as set forth in the Warrant Register maintained by the Warrant Agent, at the time that they are mailed or otherwise sent to the Company's stockholders.

                      At any time that the Company does not have a class of securities registered under the Exchange Act or is not otherwise required to file with the Securities and Exchange Commission the reports required to be filed by Section 13 of the Securities Exchange Act of 1934, as amended, the Company will prepare, for the first three quarters of each fiscal year quarterly reports, and for each fiscal year an annual report, containing information (including, but not limited to, combined or consolidated financial statements which in the case of annual reports shall be audited) substantially equivalent to that required to be included in reports on Form 10-Q and on Form 10-K, respectively, under the Exchange Act. All financial statements will be prepared in accordance with generally accepted accounting principles consistently applied, except for changes with which the Company's independent public accountants concur and except that quarterly statements need not comply with footnote disclosure requirements, may be subject to normal year-end adjustments and shall be certified by the Chief Financial Officer of the Company, and in the case of the annual financial statements, certified by the Company's independent public accountants. The Company will cause at the Company's expense a copy of the respective reports to be mailed to the Warrant Agent and each of the Holders within 60 days after the close of each of the first three quarters of each fiscal year and within 115 days after the close of each fiscal year, to the respective address designated in Section 16 hereof.

                      SECTION 19. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without approval of any Holder, in order to cure any ambiguity or to make any other change that does not adversely affect the rights of any Holder. Any amendment or supplement that has an adverse effect on the interests of Holders shall require the written consent of Holders of a majority of the then outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the number of Warrant Shares which could be acquired upon exercise of Warrants would be decreased or the Exercise Period would be modified in any manner.

                      SECTION 20. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                      SECTION 21. APPLICABLE LAW. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

                      SECTION 22. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and its respective successors and assigns and the Holders of the Warrants.

                      SECTION 23. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                      SECTION 24. CAPTIONS. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

                      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                        THE HUNTINGTON NATIONAL BANK,
                                        Warrant Agent


                                        By: ________________________
                                            Name:
                                            Title:





                                        WAXMAN INDUSTRIES, INC.


                                        By: ________________________
                                            Name:
                                            Title: